FOR IMMEDIATE RELEASE	January 25, 2024

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF 2023

Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported results for the fourth quarter and full year of 2023.
Fourth Quarter 2023 Summary1
•Net income of $2.7 million, or $0.17 per diluted common share, including, on a pre-tax basis, securities net losses of $5.7 million, merger-related costs of $245 thousand, voluntary early retirement program costs of $438 thousand, and a negative mortgage servicing right valuation adjustment of $105 thousand.
•Sold $115.2 million of securities in a balance sheet repositioning, proceeds were utilized to purchase higher yielding debt securities and reduce short-term borrowings.
•Annualized loan growth of 6.1%.
•Deposits, excluding brokered deposits, increased $31.4 million, or 0.6%, the second sequential quarter of deposit growth.
•Nonperforming assets ratio remained stable at 0.47%; net charge-off ratio was 0.20%.
•Received all regulatory approvals for the previously announced acquisition of Denver Bankshares, Inc, which is expected to close early in the first quarter of 2024.
Full Year 2023 Summary1
•Net income for the full year was $20.9 million, or $1.33 per diluted common share.
•Sold $346.9 million of securities to reposition the balance sheet, proceeds were utilized to purchase higher yielding debt securities and reduce short-term borrowings.
•Net charge-off ratio declined 10 basis points ("bps") to 0.09%.
•Tangible book value of $27.902, an increase of $2.30 or 9%.
Subsequent Events
•On January 23, 2024, the Board of Directors declared a cash dividend of $0.2425 per common share, payable on March 15, 2024 to shareholders of record as of the close of business on March 1, 2024.
CEO Commentary
Charles (Chip) Reeves, Chief Executive Officer of the Company, commented, “I'm pleased with our balance sheet trends, as we delivered 6.1% annualized loan growth during the fourth quarter of 2023, and continue to benefit from the expansion of our major market banking teams. We also achieved core deposit growth in the quarter, and remain cautiously optimistic that we can grow our core deposit franchise through the year ahead. That said, we remain liability sensitive, and funding cost pressure continued to impact our margins and earnings through the fourth quarter, though that pressure has been moderating.”

Mr. Reeves concluded, "More importantly, we are well ahead of plan in executing our strategic initiatives designed to improve our performance and position the Bank to deliver financial results at the median of our peer group by the end of 2025. Highlights from 2023 include outstanding expense discipline and re-allocation, our geographic repositioning with the Denver Bankshares merger expected to close on January 31st, key new hires in our Iowa Metro and Twin Cities markets, the hiring of a talented executive to lead our wealth management business, and the expansion of our specialty business lines with the recruitment of an agri-business team. We are rapidly scaling in our core markets while adding new business lines, which taken together, provide visibility to improved growth and returns."
1 Fourth Quarter Summary compares to the third quarter of 2023 (the "linked quarter") unless noted. Full Year 2023 Summary compares to the full year 2022 unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

	As of or for the quarter ended			Year Ended
(Dollars in thousands, except per share amounts and as noted)	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Financial Results
Revenue	$36,421	$44,436	$54,504	$162,595	$213,877
Credit loss expense	1,768	1,551	572	5,849	4,492
Noninterest expense	32,131	31,544	34,440	131,913	132,788
Net income	2,730	9,138	16,002	20,859	60,835
Per Common Share
Diluted earnings per share	$0.17	$0.58	$1.02	$1.33	$3.87
Book value	33.41	32.21	31.54	33.41	31.54
Tangible book value(1)	27.90	26.60	25.60	27.90	25.60
Balance Sheet & Credit Quality
Loans In millions	$4,126.9	$4,066.0	$3,840.5	$4,126.9	$3,840.5
Investment securities In millions	1,870.3	1,958.5	2,283.0	1,870.3	2,283.0
Deposits In millions	5,395.7	5,363.3	5,468.9	5,395.7	5,468.9
Net loan charge-offs In millions	2.1	0.5	3.5	3.7	6.6
Allowance for credit losses ratio	1.25%	1.27%	1.28%	1.25%	1.28%
Selected Ratios
Return on average assets	0.17%	0.56%	0.97%	0.32%	0.97%
Net interest margin, tax equivalent(1)	2.22%	2.35%	2.93%	2.46%	2.92%
Return on average equity	2.12%	7.14%	13.26%	4.12%	12.16%
Return on average tangible equity(1)	3.57%	9.68%	17.85%	6.14%	15.89%
Efficiency ratio(1)	70.16%	66.06%	57.79%	67.28%	56.98%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

REVENUE REVIEW

Revenue				Change	Change
				4Q23 vs	4Q23 vs
(Dollars in thousands)	4Q23	3Q23	4Q22	3Q23	4Q22
Net interest income	$32,559	$34,575	$43,564	(6)%	(25)%
Noninterest income	3,862	9,861	10,940	(61)%	(65)%
Total revenue, net of interest expense	$36,421	$44,436	$54,504	(18)%	(33)%

Total revenue for the fourth quarter of 2023 decreased $8.0 million from the third quarter of 2023 and decreased $18.1 million from the fourth quarter of 2022 due to lower net interest income and noninterest income.
Net interest income of $32.6 million for the fourth quarter of 2023 decreased $2.0 million from the third quarter of 2023 primarily due to higher funding costs, partially offset by lower volumes of interest bearing liabilities, higher volumes of interest earning assets, and higher interest earning asset yields. When compared to the fourth quarter of 2022, net interest income decreased $11.0 million primarily due to higher funding costs and volumes and lower interest earning asset volumes, partially offset by higher interest earning asset yields.
The Company's tax equivalent net interest margin was 2.22% in the fourth quarter of 2023, compared to 2.35% in the third quarter of 2023, as higher earning asset yields were more than offset by increased funding costs. The cost of interest bearing liabilities increased 32 bps, to 2.65%, due primarily to interest bearing deposit costs of 2.39% and short-term borrowing costs of 4.91%, which increased 34 bps and 62 bps, respectively from the third quarter of 2023. Total interest earning assets yield increased 12 bps from the third quarter of 2023, as a result of an increase in loan yield of 15 bps. Our cycle-to-date interest bearing deposit beta was 40%.
The tax equivalent net interest margin was 2.22% in the fourth quarter of 2023, compared to 2.93% in the fourth quarter of 2022, driven by higher funding costs and volumes and lower interest earning asset volumes, partially offset by higher interest earning asset yields. The cost of interest bearing liabilities increased 157 bps to 2.65%, due to interest bearing deposit costs of 2.39%, short-term borrowing costs of 4.91%, and long-term debt costs of 6.79%, which increased 156 bps, 237 bps and 125 bps, respectively from the fourth quarter of 2022. Total interest earning assets yield increased 59 bps from the fourth quarter of 2022, primarily as a result of an increase in loan yields of 68 bps.

Noninterest Income				Change	Change
				4Q23 vs	4Q23 vs
(In thousands)	4Q23	3Q23	4Q22	3Q23	4Q22
Investment services and trust activities	$3,193	$3,004	$2,666	6%	20%
Service charges and fees	2,148	2,146	2,028	—%	6%
Card revenue	1,802	1,817	1,784	(1)%	1%
Loan revenue	909	1,462	966	(38)%	(6)%
Bank-owned life insurance	656	626	637	5%	3%
Investment securities gains (losses), net	(5,696)	79	(1)	n/m	n/m
Other	850	727	2,860	17%	(70)%
Total noninterest income	$3,862	$9,861	$10,940	(61)%	(65)%

Results are not meaningful (n/m)
Noninterest income for the fourth quarter of 2023 decreased $6.0 million from the linked quarter, primarily due to investment securities losses, net, of $5.7 million in the fourth quarter of 2023, coupled with a $0.6 million unfavorable change in loan revenue. Investment securities losses stemmed from a balance sheet repositioning in the fourth quarter of 2023, in which $115.2 million of securities, yielding 2.26%, were sold and sale proceeds of $109.5 million were utilized to purchase $63.3 million of securities, yielding 5.62%, with the balance utilized to reduce short-term borrowings. Loan revenue primarily reflected an unfavorable quarter-over quarter change in the fair value of our mortgage servicing rights of $0.4 million and a decline of $0.1 million in revenue from our mortgage origination business.
Noninterest income for the fourth quarter of 2023 decreased $7.1 million from the fourth quarter of 2022 due to investment securities losses, net, of $5.7 million and a $2.0 million decline in other revenue, partially offset by an increase of $0.5 million in investment services and trust activities revenue. Investment securities losses stemmed from the balance sheet repositioning previously described. Other revenue in the fourth quarter of 2022 benefited from a nonrecurring bargain purchase gain of $2.5 million recognized in connection with the acquisition of Iowa First Bancshares Corp., which was partially offset by an increase of $0.5 million in swap origination fee income. The increase in investment services and trust activities revenue was driven by higher assets under management.

EXPENSE REVIEW

Noninterest Expense				Change	Change
				4Q23 vs	2Q23 vs
(In thousands)	4Q23	3Q23	4Q22	3Q23	4Q22
Compensation and employee benefits	$17,859	$18,558	$20,438	(4)%	(13)%
Occupancy expense of premises, net	2,309	2,405	2,663	(4)%	(13)%
Equipment	2,466	2,123	2,327	16%	6%
Legal and professional	2,269	1,678	1,846	35%	23%
Data processing	1,411	1,504	1,375	(6)%	3%
Marketing	700	782	947	(10)%	(26)%
Amortization of intangibles	1,441	1,460	1,770	(1)%	(19)%
FDIC insurance	900	783	405	15%	122%
Communications	183	206	285	(11)%	(36)%
Foreclosed assets, net	45	2	48	2150%	(6)%
Other	2,548	2,043	2,336	25%	9%
Total noninterest expense	$32,131	$31,544	$34,440	2%	(7)%

Merger-related Expenses

(In thousands)	4Q23	3Q23	4Q22
Compensation and employee benefits	$—	$—	$189
Equipment	—	—	4
Legal and professional	180	11	54
Data processing	—	—	131
Marketing	38	—	2
Other	27	—	29
Total merger-related expenses	$245	$11	$409

Noninterest expense for the fourth quarter of 2023 increased $0.6 million from the linked quarter primarily as a result of increases of $0.6 million and $0.5 million in legal and professional and other, respectively. The largest offset to increases in noninterest expense was a decline of $0.7 million in compensation and employee benefits. The increase in legal and professional expenses stemmed primarily from higher executive recruitment and merger-related expenses. The increase in other noninterest expense was driven by various changes, including increases in loan expenses, travel, meals and entertainment, and operating losses. The largest driver in the decrease in compensation and employee benefits was a reduction in incentive and commission expense.
Noninterest expense for the fourth quarter of 2023 decreased $2.3 million from the fourth quarter of 2022 due primarily to a $2.6 million decline in compensation and employee benefits, which reflected a $1.6 million reduction in incentives and commissions, and a $0.6 million decline in employee benefits. The $0.3 million decrease in occupancy expense reflected a write-down of assets held for sale in the fourth quarter of 2022, which did not recur in the fourth quarter of 2023. Partially offsetting the decreases in noninterest expense was an increase of $0.5 million in FDIC insurance expense and an increase of $0.4 million in legal and professional expense, which stemmed primarily from higher recruitment and merger-related expenses.
The Company recognized a tax benefit in the fourth quarter of 2023 to reduce the full-year 2023 effective income tax rate to 16.0%, as compared to 20.6% in the prior year. The decrease in the 2023 annual effective income tax rate reflected lower taxable income and a larger benefit from tax exempt investment income. The effective income tax rate for 2024 is expected to be 20-22%.

BALANCE SHEET REVIEW
Total assets were $6.43 billion at December 31, 2023, compared to $6.47 billion at September 30, 2023 and $6.58 billion at December 31, 2022. The decrease from September 30, 2023 was primarily driven by lower securities balances as a result of the balance sheet repositioning, partially offset by higher loan balances. Compared to December 31, 2022, the decrease was primarily due to lower securities balances resulting from balance sheet repositioning in the first and fourth quarters of 2023, partially offset by higher loan balances.

Loans Held for Investment	December 31, 2023		September 30, 2023		December 31, 2022
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(Dollars in thousands)
Commercial and industrial	$1,075,003	26.0%	$1,078,773	26.5%	$1,055,162	27.5%
Agricultural	118,414	2.9	111,950	2.8	115,320	3.0
Commercial real estate
Construction and development	323,195	7.8	331,868	8.2	270,991	7.1
Farmland	184,955	4.5	182,621	4.5	183,913	4.8
Multifamily	383,178	9.3	337,509	8.3	252,129	6.6
Other	1,333,982	32.4	1,324,019	32.5	1,272,985	33.1
Total commercial real estate	2,225,310	54.0	2,176,017	53.5	1,980,018	51.6
Residential real estate
One-to-four family first liens	459,798	11.1	456,771	11.2	451,210	11.7
One-to-four family junior liens	180,639	4.4	173,275	4.3	163,218	4.2
Total residential real estate	640,437	15.5	630,046	15.5	614,428	15.9
Consumer	67,783	1.6	69,183	1.7	75,596	2.0
Loans held for investment, net of unearned income	$4,126,947	100.0%	$4,065,969	100.0%	$3,840,524	100.0%

Total commitments to extend credit	$1,210,796		$1,251,345		$1,190,607
Loans held for investment, net of unearned income, increased $61.0 million, or 1.5%, to $4.13 billion from $4.07 billion at September 30, 2023 and $286.4 million, or 7.5%, from December 31, 2022. This increase from the third quarter of 2023 was driven by new loan production in the fourth quarter of 2023 and higher line of credit usage. The increase from the fourth quarter of 2022 was due to new loan production.

Investment Securities	December 31, 2023		September 30, 2023		December 31, 2022
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Available for sale	$795,134	42.5%	$872,770	44.6%	$1,153,547	50.5%
Held to maturity	1,075,190	57.5%	1,085,751	55.4%	1,129,421	49.5%
Total investment securities	$1,870,324		$1,958,521		$2,282,968
Investment securities at December 31, 2023 were $1.87 billion, decreasing $88.2 million from September 30, 2023 and $412.6 million from December 31, 2022. The decrease from the third quarter of 2023 was primarily due to the balance sheet repositioning previously discussed, as well as principal cash flows received from scheduled payments, calls, and maturities. The decrease from the fourth quarter of 2022 was primarily due to balance sheet repositioning in the first and fourth quarters of 2023.

Deposits	December 31, 2023		September 30, 2023		December 31, 2022
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$897,053	16.6%	$924,213	17.2%	$1,053,450	19.3%
Interest checking deposits	1,320,435	24.5	1,334,481	24.9	1,624,278	29.8
Money market deposits	1,105,493	20.5	1,127,287	21.0	937,340	17.1
Savings deposits	650,655	12.1	619,805	11.6	664,169	12.1
Time deposits of $250 and under	752,214	13.9	703,646	13.1	559,466	10.2
Total core deposits	4,725,850	87.6	4,709,432	87.8	4,838,703	88.5
Brokered time deposits	221,039	4.1	220,063	4.1	126,767	2.3
Time deposits over $250	448,784	8.3	433,829	8.1	503,472	9.2
Total deposits	$5,395,673	100.0%	$5,363,324	100.0%	$5,468,942	100.0%

Total deposits increased $32.3 million, or 0.6%, to $5.40 billion from $5.36 billion at September 30, 2023. Core deposits increased $16.4 million from September 30, 2023. Total deposits decreased $73.3 million, or 1.3%, from $5.47 billion at December 31, 2022. Brokered deposits increased $94.3 million from $126.8 million at December 31, 2022, with core deposits declining $112.9 million from December 31, 2022.

Borrowed Funds	December 31, 2023		September 30, 2023		December 31, 2022
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Short-term borrowings	$300,264	70.9%	$373,956	75.0%	$391,873	73.8%
Long-term debt	123,296	29.1%	124,526	25.0%	139,210	26.2%
Total borrowed funds	$423,560		$498,482		$531,083

Total borrowed funds were $423.6 million at December 31, 2023, a decrease of $74.9 million from September 30, 2023 and a decrease of $107.5 million from December 31, 2022. The decrease when compared to the linked quarter was due to lower Federal Home Loan Bank overnight borrowings and securities sold under agreements to repurchase, partially offset by higher Bank Term Funding Program borrowings. The decrease when compared to December 31, 2022 was primarily due to lower Federal Home Loan Bank overnight borrowings and securities sold under agreements to repurchase, partially offset by Bank Term Funding Program borrowings of $285 million, as compared to no such borrowings in the prior year.

Capital	December 31,	September 30,	December 31,
(Dollars in thousands)	2023 (1)	2023	2022
Total shareholders' equity	$524,378	$505,411	$492,793
Accumulated other comprehensive loss	(64,899)	(84,606)	(89,047)
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	8.58%	8.58%	8.35%
Common equity tier 1 capital to risk-weighted assets ratio	9.59%	9.52%	9.28%
Tier 1 capital to risk-weighted assets ratio	10.38%	10.31%	10.05%
Total capital to risk-weighted assets ratio	12.53%	12.45%	12.07%
MidWestOne Bank
Tier 1 leverage to average assets ratio	9.39%	9.51%	9.36%
Common equity tier 1 capital to risk-weighted assets ratio	11.54%	11.43%	11.29%
Tier 1 capital to risk-weighted assets ratio	11.54%	11.43%	11.29%
Total capital to risk-weighted assets ratio	12.49%	12.36%	12.10%
(1) Regulatory capital ratios for December 31, 2023 are preliminary
Total shareholders' equity at December 31, 2023 increased $19.0 million from September 30, 2023, driven by a decrease in accumulated other comprehensive loss. Total shareholders' equity at December 31, 2023 increased $31.6 million from December 31, 2022, driven by a decrease in accumulated other comprehensive loss and an increase in retained earnings.

Accumulated other comprehensive loss at December 31, 2023 decreased $19.7 million compared to September 30, 2023, primarily due to an increase in available for sale securities valuations and the recognition of the loss from the fourth quarter sale of securities. Accumulated other comprehensive loss decreased $24.1 million from December 31, 2022.
On January 23, 2024, the Board of Directors of the Company declared a cash dividend of $0.2425 per common share. The dividend is payable March 15, 2024, to shareholders of record at the close of business on March 1, 2024.
No common shares were repurchased by the Company during the period September 30, 2023 through December 31, 2023 or for the subsequent period through January 25, 2024. The current share repurchase program allows for the repurchase of up to $15.0 million of the Company's common shares.

CREDIT QUALITY REVIEW

Credit Quality	As of or For the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2023	2023	2022
Credit loss expense related to loans	$1,968	$1,651	$572
Net charge-offs	2,068	451	3,472
Allowance for credit losses	51,500	51,600	49,200
Pass	$3,846,012	$3,785,908	$3,635,766
Special Mention / Watch	113,029	163,222	108,064
Classified	167,906	116,839	96,694
Loans greater than 30 days past due and accruing	$10,778	$6,449	$6,680
Nonperforming loans	$26,359	$28,987	$15,821
Nonperforming assets	30,288	28,987	15,924
Net charge-off ratio(1)	0.20%	0.04%	0.36%
Classified loans ratio(2)	4.07%	2.87%	2.52%
Nonperforming loans ratio(3)	0.64%	0.71%	0.41%
Nonperforming assets ratio(4)	0.47%	0.45%	0.24%
Allowance for credit losses ratio(5)	1.25%	1.27%	1.28%
Allowance for credit losses to nonaccrual loans ratio(6)	198.91%	178.63%	322.50%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
Compared to the linked quarter, the nonperforming loans ratio declined 7 bps and the nonperforming assets ratio increased 2 bps. The classified loans ratio increased 120 bps from the linked quarter, primarily due to the downgrade of three larger commercial relationships. When compared to the prior year, the nonperforming loans and assets ratios both increased 23 bps, to 0.64% and 0.47%.
As of December 31, 2023, the allowance for credit losses was $51.5 million and the allowance for credit losses ratio was 1.25%, compared with $51.6 million and 1.27% at September 30, 2023. When compared to the linked quarter, credit loss expense of $1.8 million in the fourth quarter of 2023 was primarily attributable to loan growth, with the increase compared to the prior year stemming from loan growth and individually evaluated loans.

Nonperforming Loans Roll Forward	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at September 30, 2023	$28,887	$100	$28,987
Loans placed on nonaccrual or 90+ days past due & still accruing	4,377	432	4,809
Proceeds related to repayment or sale	(1,285)	(1)	(1,286)
Loans returned to accrual status or no longer past due	(289)	1	(288)
Charge-offs	(1,955)	(64)	(2,019)
Transfers to foreclosed assets	(3,844)	—	(3,844)
Balance at December 31, 2023	$25,891	$468	$26,359

CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, January 26, 2024. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=0492f968&confId=59127. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-833-470-1428 using an access code of 827546 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until April 25, 2024 by calling 1-866-813-9403 and using the replay access code of 572754. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the risks of mergers or branch sales (including with Iowa First Bancshares Corp. and Denver Bankshares, Inc.), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (2) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of recent and potential additional increases in inflation and interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) changes in and uncertainty related to benchmark interest rates used to price loans and deposits; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, including the new 1.0% excise tax on stock buybacks by publicly traded companies and any changes in response to the recent failures of other banks; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (15) volatility of rate-sensitive deposits; (16) operational risks, including data processing system failures or fraud; (17) asset/liability matching risks and liquidity risks; (18) the costs, effects and outcomes of existing or future litigation; (19) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession; (20) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (21) war or terrorist activities, including the Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (22) the occurrence of fraudulent activity, breaches, or failures of our or our third-party vendors' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; (23) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; (24) potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; (25) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits; (26) the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at other banks that resulted in failure of those institutions; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2023	2023	2023	2023	2022
ASSETS
Cash and due from banks	$76,237	$71,015	$75,955	$63,945	$83,990
Interest earning deposits in banks	5,479	3,773	68,603	5,273	2,445
Federal funds sold	11	—	—	—	—
Total cash and cash equivalents	81,727	74,788	144,558	69,218	86,435
Debt securities available for sale at fair value	795,134	872,770	903,520	954,074	1,153,547
Held to maturity securities at amortized cost	1,075,190	1,085,751	1,099,569	1,117,709	1,129,421
Total securities	1,870,324	1,958,521	2,003,089	2,071,783	2,282,968
Loans held for sale	1,045	2,528	2,821	2,553	612
Gross loans held for investment	4,138,352	4,078,060	4,031,377	3,932,900	3,854,791
Unearned income, net	(11,405)	(12,091)	(12,728)	(13,535)	(14,267)
Loans held for investment, net of unearned income	4,126,947	4,065,969	4,018,649	3,919,365	3,840,524
Allowance for credit losses	(51,500)	(51,600)	(50,400)	(49,800)	(49,200)
Total loans held for investment, net	4,075,447	4,014,369	3,968,249	3,869,565	3,791,324
Premises and equipment, net	85,742	85,589	85,831	86,208	87,125
Goodwill	62,477	62,477	62,477	62,477	62,477
Other intangible assets, net	24,069	25,510	26,969	28,563	30,315
Foreclosed assets, net	3,929	—	—	—	103
Other assets	222,780	244,036	227,495	219,585	236,517
Total assets	$6,427,540	$6,467,818	$6,521,489	$6,409,952	$6,577,876
LIABILITIES
Noninterest bearing deposits	$897,053	$924,213	$897,923	$989,469	$1,053,450
Interest bearing deposits	4,498,620	4,439,111	4,547,524	4,565,684	4,415,492
Total deposits	5,395,673	5,363,324	5,445,447	5,555,153	5,468,942
Short-term borrowings	300,264	373,956	362,054	143,981	391,873
Long-term debt	123,296	124,526	125,752	137,981	139,210
Other liabilities	83,929	100,601	86,895	72,187	85,058
Total liabilities	5,903,162	5,962,407	6,020,148	5,909,302	6,085,083
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	302,157	301,889	301,424	300,966	302,085
Retained earnings	294,784	295,862	290,548	286,767	289,289
Treasury stock	(24,245)	(24,315)	(24,508)	(24,779)	(26,115)
Accumulated other comprehensive loss	(64,899)	(84,606)	(82,704)	(78,885)	(89,047)
Total shareholders' equity	524,378	505,411	501,341	500,650	492,793
Total liabilities and shareholders' equity	$6,427,540	$6,467,818	$6,521,489	$6,409,952	$6,577,876

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER AND YEAR TO DATE CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2023	2023	2023	2023	2022	2023	2022
Interest income
Loans, including fees	$54,093	$51,870	$49,726	$46,490	$43,769	$202,179	$148,284
Taxable investment securities	9,274	9,526	9,734	10,444	10,685	38,978	39,019
Tax-exempt investment securities	1,789	1,802	1,822	2,127	2,303	7,540	9,379
Other	230	374	68	244	—	916	77
Total interest income	65,386	63,572	61,350	59,305	56,757	249,613	196,759
Interest expense
Deposits	27,200	23,128	20,117	15,319	9,127	85,764	20,245
Short-term borrowings	3,496	3,719	2,118	1,786	1,955	11,119	3,070
Long-term debt	2,131	2,150	2,153	2,124	2,111	8,558	7,086
Total interest expense	32,827	28,997	24,388	19,229	13,193	105,441	30,401
Net interest income	32,559	34,575	36,962	40,076	43,564	144,172	166,358
Credit loss expense	1,768	1,551	1,597	933	572	5,849	4,492
Net interest income after credit loss expense	30,791	33,024	35,365	39,143	42,992	138,323	161,866
Noninterest income (loss)
Investment services and trust activities	3,193	3,004	3,119	2,933	2,666	12,249	11,223
Service charges and fees	2,148	2,146	2,047	2,008	2,028	8,349	7,477
Card revenue	1,802	1,817	1,847	1,748	1,784	7,214	7,210
Loan revenue	909	1,462	909	1,420	966	4,700	10,504
Bank-owned life insurance	656	626	616	602	637	2,500	2,305
Investment securities (losses) gains, net	(5,696)	79	(2)	(13,170)	(1)	(18,789)	271
Other	850	727	210	413	2,860	2,200	8,529
Total noninterest income (loss)	3,862	9,861	8,746	(4,046)	10,940	18,423	47,519
Noninterest expense
Compensation and employee benefits	17,859	18,558	20,386	19,607	20,438	76,410	78,103
Occupancy expense of premises, net	2,309	2,405	2,574	2,746	2,663	10,034	10,272
Equipment	2,466	2,123	2,435	2,171	2,327	9,195	8,693
Legal and professional	2,269	1,678	1,682	1,736	1,846	7,365	8,646
Data processing	1,411	1,504	1,521	1,363	1,375	5,799	5,574
Marketing	700	782	1,142	986	947	3,610	4,272
Amortization of intangibles	1,441	1,460	1,594	1,752	1,770	6,247	6,069
FDIC insurance	900	783	862	749	405	3,294	1,660
Communications	183	206	260	261	285	910	1,125
Foreclosed assets, net	45	2	(6)	(28)	48	13	(18)
Other	2,548	2,043	2,469	1,976	2,336	9,036	8,392
Total noninterest expense	32,131	31,544	34,919	33,319	34,440	131,913	132,788
Income before income tax expense	2,522	11,341	9,192	1,778	19,492	24,833	76,597
Income tax (benefit) expense	(208)	2,203	1,598	381	3,490	3,974	15,762
Net income	$2,730	$9,138	$7,594	$1,397	$16,002	$20,859	$60,835

Earnings per common share
Basic	$0.17	$0.58	$0.48	$0.09	$1.02	$1.33	$3.89
Diluted	$0.17	$0.58	$0.48	$0.09	$1.02	$1.33	$3.87
Weighted average basic common shares outstanding	15,693	15,689	15,680	15,650	15,624	15,678	15,649
Weighted average diluted common shares outstanding	15,756	15,711	15,689	15,691	15,693	15,725	15,701
Dividends paid per common share	$0.2425	$0.2425	$0.2425	$0.2425	$0.2375	$0.9700	$0.9500

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2023	2023	2022	2023	2022
Earnings:
Net interest income	$32,559	$34,575	$43,564	$144,172	$166,358
Noninterest income	3,862	9,861	10,940	18,423	47,519
Total revenue, net of interest expense	36,421	44,436	54,504	162,595	213,877
Credit loss expense	1,768	1,551	572	5,849	4,492
Noninterest expense	32,131	31,544	34,440	131,913	132,788
Income before income tax expense	2,522	11,341	19,492	24,833	76,597
Income tax (benefit) expense	(208)	2,203	3,490	3,974	15,762
Net income	$2,730	$9,138	$16,002	$20,859	$60,835
Per Share Data:
Diluted earnings	$0.17	$0.58	$1.02	$1.33	$3.87
Book value	33.41	32.21	31.54	33.41	31.54
Tangible book value(1)	27.90	26.60	25.60	27.90	25.60
Ending Balance Sheet:
Total assets	$6,427,540	$6,467,818	$6,577,876	$6,427,540	$6,577,876
Loans held for investment, net of unearned income	4,126,947	4,065,969	3,840,524	4,126,947	3,840,524
Total securities	1,870,324	1,958,521	2,282,968	1,870,324	2,282,968
Total deposits	5,395,673	5,363,324	5,468,942	5,395,673	5,468,942
Short-term borrowings	300,264	373,956	391,873	300,264	391,873
Long-term debt	123,296	124,526	139,210	123,296	139,210
Total shareholders' equity	524,378	505,411	492,793	524,378	492,793
Average Balance Sheet:
Average total assets	$6,459,705	$6,452,815	$6,516,969	$6,475,360	$6,244,284
Average total loans	4,080,243	4,019,852	3,791,880	3,993,389	3,511,192
Average total deposits	5,443,323	5,379,871	5,495,599	5,455,609	5,309,049
Financial Ratios:
Return on average assets	0.17%	0.56%	0.97%	0.32%	0.97%
Return on average equity	2.12%	7.14%	13.26%	4.12%	12.16%
Return on average tangible equity(1)	3.57%	9.68%	17.85%	6.14%	15.89%
Efficiency ratio(1)	70.16%	66.06%	57.79%	67.28%	56.98%
Net interest margin, tax equivalent(1)	2.22%	2.35%	2.93%	2.46%	2.92%
Loans to deposits ratio	76.49%	75.81%	70.22%	76.49%	70.22%
Common equity ratio	8.16%	7.81%	7.49%	8.16%	7.49%
Tangible common equity ratio(1)	6.90%	6.54%	6.17%	6.90%	6.17%
Credit Risk Profile:
Total nonperforming loans	$26,359	$28,987	$15,821	$26,359	$15,821
Nonperforming loans ratio	0.64%	0.71%	0.41%	0.64%	0.41%
Total nonperforming assets	$30,288	$28,987	$15,924	$30,288	$15,924
Nonperforming assets ratio	0.47%	0.45%	0.24%	0.47%	0.24%
Net charge-offs	$2,068	$451	$3,472	$3,749	$6,563
Net charge-off ratio	0.20%	0.04%	0.36%	0.09%	0.19%
Allowance for credit losses	$51,500	$51,600	$49,200	$51,500	$49,200
Allowance for credit losses ratio	1.25%	1.27%	1.28%	1.25%	1.28%
Allowance for credit losses to nonaccrual ratio	198.91%	178.63%	322.50%	198.91%	322.50%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,080,243	$54,939	5.34%	$4,019,852	$52,605	5.19%	$3,791,880	$44,494	4.66%
Taxable investment securities	1,593,699	9,274	2.31%	1,637,259	9,526	2.31%	1,865,494	10,685	2.27%
Tax-exempt investment securities (2)(4)	338,243	2,217	2.60%	341,330	2,234	2.60%	422,156	2,893	2.72%
Total securities held for investment(2)	1,931,942	11,491	2.36%	1,978,589	11,760	2.36%	2,287,650	13,578	2.35%
Other	22,937	230	3.98%	34,195	374	4.34%	5,562	—	—%
Total interest earning assets(2)	$6,035,122	$66,660	4.38%	$6,032,636	$64,739	4.26%	$6,085,092	$58,072	3.79%
Other assets	424,583			420,179			431,877
Total assets	$6,459,705			$6,452,815			$6,516,969
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,305,759	$2,991	0.91%	$1,354,597	$2,179	0.64%	$1,632,749	$1,703	0.41%
Money market deposits	1,103,637	7,954	2.86%	1,112,149	7,402	2.64%	995,512	2,369	0.94%
Savings deposits	639,766	1,493	0.93%	603,628	749	0.49%	683,538	306	0.18%
Time deposits	1,463,498	14,762	4.00%	1,403,504	12,798	3.62%	1,067,044	4,749	1.77%
Total interest bearing deposits	4,512,660	27,200	2.39%	4,473,878	23,128	2.05%	4,378,843	9,127	0.83%
Securities sold under agreements to repurchase	8,661	17	0.78%	66,020	85	0.51%	151,880	437	1.14%
Other short-term borrowings	273,963	3,479	5.04%	277,713	3,634	5.19%	153,155	1,518	3.93%
Short-term borrowings	282,624	3,496	4.91%	343,733	3,719	4.29%	305,035	1,955	2.54%
Long-term debt	124,495	2,131	6.79%	125,737	2,150	6.78%	151,266	2,111	5.54%
Total borrowed funds	407,119	5,627	5.48%	469,470	5,869	4.96%	456,301	4,066	3.54%
Total interest bearing liabilities	$4,919,779	$32,827	2.65%	$4,943,348	$28,997	2.33%	$4,835,144	$13,193	1.08%
Noninterest bearing deposits	930,663			905,993			1,116,756
Other liabilities	98,027			95,408			86,242
Shareholders’ equity	511,236			508,066			478,827
Total liabilities and shareholders’ equity	$6,459,705			$6,452,815			$6,516,969
Net interest income(2)		$33,833			$35,742			$44,879
Net interest spread(2)			1.73%			1.93%			2.71%
Net interest margin(2)			2.22%			2.35%			2.93%

Total deposits(5)	$5,443,323	$27,200	1.98%	$5,379,871	$23,128	1.71%	$5,495,599	$9,127	0.66%
Cost of funds(6)			2.23%			1.97%			0.88%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $207 thousand, $141 thousand, and $87 thousand for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively. Loan purchase discount accretion was $765 thousand, $791 thousand, and $1.3 million for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively. Tax equivalent adjustments were $846 thousand, $735 thousand, and $725 thousand for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $428 thousand, $432 thousand, and $590 thousand for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Year Ended
	December 31, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,993,389	$205,189	5.14%	$3,511,192	$150,791	4.29%
Taxable investment securities	1,684,360	38,978	2.31%	1,891,234	39,019	2.06%
Tax-exempt investment securities (2)(4)	355,454	9,353	2.63%	435,907	11,788	2.70%
Total securities held for investment(2)	2,039,814	48,331	2.37%	2,327,141	50,807	2.18%
Other	22,791	916	4.02%	20,827	77	0.37%
Total interest earning assets(2)	$6,055,994	$254,436	4.20%	$5,859,160	$201,675	3.44%
Other assets	419,366			385,124
Total assets	$6,475,360			$6,244,284
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,398,538	$8,990	0.64%	$1,640,303	$5,416	0.33%
Money market deposits	1,037,123	23,924	2.31%	992,390	4,707	0.47%
Savings deposits	624,990	2,802	0.45%	674,846	1,169	0.17%
Time deposits	1,443,770	50,048	3.47%	925,592	8,953	0.97%
Total interest bearing deposits	4,504,421	85,764	1.90%	4,233,131	20,245	0.48%
Securities sold under agreements to repurchase	94,563	975	1.03%	152,466	872	0.57%
Other short-term borrowings	199,530	10,144	5.08%	70,729	2,198	3.11%
Short-term borrowings	294,093	11,119	3.78%	223,195	3,070	1.38%
Long-term debt	131,137	8,558	6.53%	148,863	7,086	4.76%
Total borrowed funds	425,230	19,677	4.63%	372,058	10,156	2.73%
Total interest bearing liabilities	$4,929,651	$105,441	2.14%	$4,605,189	$30,401	0.66%
Noninterest bearing deposits	951,188			1,075,918
Other liabilities	88,770			62,706
Shareholders’ equity	505,751			500,471
Total liabilities and shareholders’ equity	$6,475,360			$6,244,284
Net interest income(2)		$148,995			$171,274
Net interest spread(2)			2.06%			2.78%
Net interest margin(2)			2.46%			2.92%

Total deposits(5)	$5,455,609	$85,764	1.57%	$5,309,049	$20,245	0.38%
Cost of funds(6)			1.79%			0.54%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $522 thousand and $765 thousand for the year ended December 31, 2023 and December 31, 2022, respectively. Loan purchase discount accretion was $3.7 million and $4.6 million for the year ended December 31, 2023 and December 31, 2022, respectively. Tax equivalent adjustments were $3.0 million and $2.5 million for the year ended December 31, 2023 and December 31, 2022, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.8 million and $2.4 million for the year ended December 31, 2023 and December 31, 2022, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, and efficiency ratio. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2023	2023	2023	2023	2022
Total shareholders’ equity	$524,378	$505,411	$501,341	$500,650	$492,793
Intangible assets, net	(86,546)	(87,987)	(89,446)	(91,040)	(92,792)
Tangible common equity	$437,832	$417,424	$411,895	$409,610	$400,001

Total assets	$6,427,540	$6,467,818	$6,521,489	$6,409,952	$6,577,876
Intangible assets, net	(86,546)	(87,987)	(89,446)	(91,040)	(92,792)
Tangible assets	$6,340,994	$6,379,831	$6,432,043	$6,318,912	$6,485,084

Book value per share	$33.41	$32.21	$31.96	$31.94	$31.54
Tangible book value per share(1)	$27.90	$26.60	$26.26	$26.13	$25.60
Shares outstanding	15,694,306	15,691,738	15,685,123	15,675,325	15,623,977

Common equity ratio	8.16%	7.81%	7.69%	7.81%	7.49%
Tangible common equity ratio(2)	6.90%	6.54%	6.40%	6.48%	6.17%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Year Ended
Return on Average Tangible Equity	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2023	2023	2022	2023	2022
Net income	$2,730	$9,138	$16,002	$20,859	$60,835
Intangible amortization, net of tax(1)	1,081	1,095	1,328	4,685	4,552
Tangible net income	$3,811	$10,233	$17,330	$25,544	$65,387

Average shareholders’ equity	$511,236	$508,066	$478,827	$505,751	$500,471
Average intangible assets, net	(87,258)	(88,699)	(93,662)	(89,539)	(88,917)
Average tangible equity	$423,978	$419,367	$385,165	$416,212	$411,554

Return on average equity	2.12%	7.14%	13.26%	4.12%	12.16%
Return on average tangible equity(2)	3.57%	9.68%	17.85%	6.14%	15.89%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2023	2023	2022	2023	2022
Net interest income	$32,559	$34,575	$43,564	$144,172	$166,358
Tax equivalent adjustments:
Loans(1)	846	735	725	3,010	2,507
Securities(1)	428	432	590	1,813	2,409
Net interest income, tax equivalent	$33,833	$35,742	$44,879	$148,995	$171,274
Loan purchase discount accretion	(765)	(791)	(1,286)	(3,729)	(4,561)
Core net interest income	$33,068	$34,951	$43,593	$145,266	$166,713

Net interest margin	2.14%	2.27%	2.84%	2.38%	2.84%
Net interest margin, tax equivalent(2)	2.22%	2.35%	2.93%	2.46%	2.92%
Core net interest margin(3)	2.17%	2.30%	2.84%	2.40%	2.85%
Average interest earning assets	$6,035,122	$6,032,636	$6,085,092	$6,055,994	$5,859,160
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Year Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2023	2023	2022	2023	2022
Loan interest income, including fees	$54,093	$51,870	$43,769	$202,179	$148,284
Tax equivalent adjustment(1)	846	735	725	3,010	2,507
Tax equivalent loan interest income	$54,939	$52,605	$44,494	$205,189	$150,791
Loan purchase discount accretion	(765)	(791)	(1,286)	(3,729)	(4,561)
Core loan interest income	$54,174	$51,814	$43,208	$201,460	$146,230

Yield on loans	5.26%	5.12%	4.58%	5.06%	4.22%
Yield on loans, tax equivalent(2)	5.34%	5.19%	4.66%	5.14%	4.29%
Core yield on loans(3)	5.27%	5.11%	4.52%	5.04%	4.16%
Average loans	$4,080,243	$4,019,852	$3,791,880	$3,993,389	$3,511,192
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Year Ended
Efficiency Ratio	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2023	2023	2022	2023	2022
Total noninterest expense	$32,131	$31,544	$34,440	$131,913	$132,788
Amortization of intangibles	(1,441)	(1,460)	(1,770)	(6,247)	(6,069)
Merger-related expenses	(245)	(11)	(409)	(392)	(2,201)
Noninterest expense used for efficiency ratio	$30,445	$30,073	$32,261	$125,274	$124,518

Net interest income, tax equivalent(1)	$33,833	$35,742	$44,879	$148,995	$171,274
Plus: Noninterest income	3,862	9,861	10,940	18,423	47,519
Less: Investment securities (losses) gains, net	(5,696)	79	(1)	(18,789)	271
Net revenues used for efficiency ratio	$43,391	$45,524	$55,820	$186,207	$218,522

Efficiency ratio (2)	70.16%	66.06%	57.79%	67.28%	56.98%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800